                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of report (Date of earliest event reported)   March 31, 1997.
                                                       ----------------------

                            SALICK HEALTH CARE, INC.
------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


        0-13879                                     95-4333272
------------------------               ------------------------------------
(Commission File Number)               (I.R.S. Employer Identification No.)


  8201 Beverly Boulevard, Los Angeles, CA                   90048
------------------------------------------              -------------
 (Address of Principal Executive Offices)                 (Zip Code)


                                 (213) 966-3400
------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

          On March 31, 1997, Salick Health Care, Inc. (the "Company") gave notice of the call of all of its outstanding callable puttable common stock, $.001 par value per share (the "Special Common Stock") pursuant to subsection
(v) of Section C of Article FOURTH of its Certificate of Incorporation. The date fixed by the Company for purchase of all the outstanding shares of the Special Common Stock pursuant to the exercise of the call is April 10, 1997 (the "Call Date") and the purchase price per share (the "Call Price") is $41.15 per share as determined pursuant to Article FOURTH of the Certificate of Incorporation of the Company. On and after the Call Date, all shares of Special Common Stock will cease to be outstanding and all rights of holders thereof will terminate except the right to receive payment from the Company of the Call Price for the shares.

          The Company has appointed The Chase Manhattan Bank as the Depository to serve as agent for the purposes of receiving certificates representing shares of the Special Common Stock pursuant to the call and distributing the purchase price therefor.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                     SALICK HEALTH CARE, INC.
                                     ------------------------
                                           (Registrant)


Date:  March 31, 1997                By: /s/ LESLIE F. BELL
                                        -----------------------------------
                                             Leslie F. Bell, President
                                             and Chief Financial Officer